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                                                                 Exhibit 10(ii)


[Sutherland Asbill & Brennan LLP]



                  CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


We consent to the reference to our firm in the statement of additional information included in Post-Effective Amendment No. 3 to the Registration Statement on Form N-4 for American Forerunner Series, issued through the New England Variable Annuity Separate Account (File No. 33-64879). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                         SUTHERLAND ASBILL & BRENNAN LLP



                         By: /s/ Kimberly J. Smith
                             --------------------------
                             Kimberly J. Smith

Washington, D.C.
April 26, 1999